UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 21, 2012

LUSTROS INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	000-30215	45-5313260
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9025 Carlton Hills Blvd., Ste. A

Santee, CA 92071

(Address of Principal Executive Offices)

(619) 449-4800

(Registrant’s Telephone Number)

1005 South Center

Redlands, CA 92373

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 21, 2012, Lustros Inc. (the “Company”) entered into an Amended and Restated Share Exchange Agreement (the “Amended Agreement”), which amended and restated that certain Share Exchange Agreement, dated March 9, 2012 (the “Share Exchange Agreement”) among the Company, Bluestone S.A. ("Bluestone") and the shareholders of Bluestone. Under the Share Exchange Agreement, on that date the Company acquired all of the outstanding capital stock of Bluestone in exchange for 60,000,000 shares of its common stock.

The Amended Agreement makes no changes to the substance of the exchange transaction or any changes inconsistent with the Company's prior disclosures regarding the transaction. The Company entered into the Amended Agreement to clarify certain matters related the transaction and conform the Share Exchange Agreement to the intent of the parties at the time of the transaction.

ITEM 9.       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Share Exchange Agreement, dated October 21, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2012

LUSTROS INC.

By: /s/ Trisha Malone
Name: Trisha Malone
Title: Chief Financial Officer

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